QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.8

BANCORP HAWAII, INC.

DIRECTOR STOCK COMPENSATION PROGRAM

(EFFECTIVE AS OF JANUARY 1, 1996)

        1.    Purpose.    This Bancorp Hawaii, Inc. Director Stock Compensation Program (the "Program") is established by Bancorp Hawaii, Inc. (the "Company"). The purpose of the Program is to advance the interests of the Company by encouraging and enabling members of the Board of Directors of the Company or of Bank of Hawaii ("Directors") to acquire and retain throughout each member's tenure as a Director a proprietary interest in the Company by ownership of shares of the Company's common stock ("Common Stock").

        2.    Elements of the Program.    The Program is composed of two parts. The first part is the Bancorp Hawaii, Inc. Director Stock Option Plan ("Stock Option Plan"), and the second part is the Bancorp Hawaii, Inc. Director Restricted Share Plan ("Restricted Share Plan") (collectively, the "Plans"). The Stock Option Plan and Restricted Share Plan respectively comprise Plan I and Plan II of the Program.

        3.    Applicability of General Provisions.    The Plans shall be administered, construed, governed, and amended in accordance with their respective terms. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Stock Compensation Program set forth below.

GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM

        Article 1.    Administration.    The Program shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee").

        The Committee shall hold meetings at such times and places as they may determine, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the Committee shall be taken by majority vote or the unanimous written consent of the Committee members.

        Article 2.    Authority of Committee.    Subject to the other provisions of this Program, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion: (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to determine, to the extent not provided by the Program or the relevant Plan, the terms and conditions of options and restricted shares granted pursuant to the terms of the Program; and (d) to make all other determinations and do all other things necessary or advisable for the administration of the Program. All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all participants in the Program and on their legal representatives, heirs, and beneficiaries.

        Article 3.    Maximum Number of Shares Subject to the Program.    The aggregate number of shares of Company common stock ("Common Stock") which may be granted under the Plans shall be 250,000 shares. The shares of Common Stock to be issued upon exercise of an option or issued as restricted shares may be authorized but unissued shares or reacquired shares.

        If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. However, notwithstanding that the conditions associated with a grant of restricted shares are not achieved within the period specified for satisfaction of the applicable conditions, or that the restricted share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such restricted shares shall reduce the number of shares available for purposes of the Program.

        Article 4.    Eligibility and Participation.    Any Director entitled to compensation by the Company or Bank of Hawaii for service as a Director, other than a Director who is also a salaried officer or employee of the Company or any of its subsidiaries, shall be entitled to receive options and restricted shares according to the terms of the Plans. In addition, those salaried officers or employees of the Company or any of its subsidiaries who as of January 1, 1996, are members of the Board of Directors of Bank of Hawaii shall be entitled to receive restricted shares pursuant to the Restricted Share Plan.

        All references herein to "Directors" shall be construed to mean those persons who are eligible to participate in the Stock Option Plan and/or the Restricted Share Plan, as the context may require.

        Article 5.    Effective Date and Term of Program.    The Program shall become effective as of January 1, 1996, conditioned upon its adoption by the Board of Directors of the Company and subject to approval of the Program by the holders of a majority of the Company's outstanding stock entitled to vote thereon at a meeting of the Company's stockholders following adoption of the Program by the Board of Directors, which vote shall be taken within 12 months of adoption of the Program by the Company's Board of Directors; provided, however, that options and restricted shares may be granted under this Program prior to obtaining stockholder approval of the Program, but any such options or restricted shares shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The Program shall continue in effect for a term of ten years from January 1, 1996, unless sooner terminated under Article 7 of these General Provisions.

        Article 6.    Adjustments.    If the then outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities as to which options and restricted shares may be granted under this Program. A corresponding adjustment changing the number and kind of shares or securities allocated to unexercised options, restricted shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

        Article 7.    Termination and Amendment of Program.    The Program shall terminate at the end of the term of the Program described in Article 5, or shall terminate at such earlier time as the Board of Directors may determine. No options or restricted shares shall be granted under the Program after that date. Subject to the limitation contained in Article 8 of these General Provisions, the Board of Directors may at any time without further reference to the Company's stockholders terminate or suspend the Program or amend or revise its terms, including the form and substance of the option and restricted share agreements to be used hereunder; provided, however, that without approval by the stockholders of the Company representing a majority of the voting power (as contained in Article 5 of these General Provisions) no amendment or revision shall (a) increase the maximum aggregate number of shares that may be sold or distributed pursuant to options or restricted shares granted under this Program, except as permitted under Article 6 of these General Provisions; (b) increase the maximum term established under the Plans for any option or restricted share; (c) permit the granting of an option or restricted share to anyone other than as provided in Article 4 of the General Provisions; or (d) alter the exercise price for any option; and provided further that no amendment which requires stockholder approval in order for the Program to continue to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

        Article 8.    Prior Rights and Obligations.    No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received an option or restricted share, alter or impair any of that person's rights or obligations under any option or restricted share granted under the Program prior to that amendment, suspension, or termination. However, the grant of an option or restricted share shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure; to merge or consolidate; or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

        Article 9.    Privileges of Stock Ownership.    Notwithstanding the exercise of any option granted pursuant to the terms of this Program or the achievement of any conditions specified in any restricted share granted pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option or the satisfaction of his or her restricted share conditions until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option or satisfaction of any conditions with respect to a restricted share unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

        Article 10.    Reservation of Shares of Common Stock.    The Company, during the term of this Program, shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program.

        Article 11.    Continued Service.    Nothing contained in this Program shall be construed as conferring upon a Director the right to continue in the service of the Company or of Bank of Hawaii as a Director or in any other capacity. Further, nothing contained in this Program or in any option or restricted share granted hereunder shall be deemed to create any obligation on the part of the Board of Directors of the Company or of Bank of Hawaii to nominate any Director for reelection.

        Article 12.    Tax Withholding.    The exercise of any option or restricted share granted under this Program is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option or restricted share shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

        Article 13.    Gender.    Wherever any words are used under the Program in the masculine, feminine, or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply.

        Article 14.    Rule 16b-3 Requirements.    With respect to Directors who are subject to the provisions of Section 16 of the Exchange Act, the provisions of the Program and all transactions thereunder are intended and shall be construed and applied so as to comply with all applicable requirements and conditions of Rule 16b-3 or any successor Rule under the Exchange Act. To the extent any provision of the Program or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

AMENDMENT NO. 97-1 TO
THE PACIFIC CENTURY FINANCIAL CORPORATION
DIRECTOR STOCK COMPENSATION PROGRAM

        In accordance with the provisions of its Article 7, the Pacific Century Financial Corporation Director Stock Compensation Program ("Program") is amended effective as of November 1, 1997, as follows:

        1.     New Section 8A shall be added at the end of Section 8, Plan I, Pacific Century Financial Corporation Director Stock Option Plan, as follows:

          Section 8A. Option Rights Upon Disability of Optionee. If an optionee under this Plan ceases to serve as a Director due to "Disability", his option shall expire one year after the date of such termination of service unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of such termination of service, by the optionee or by his legal guardian on behalf of the optionee. For purposes of this Section 8A, the term "Disability" shall mean disability as defined under the then existing insured disability income benefit program maintained by the Bank of Hawaii, regardless of whether the optionee is covered under such program.

        2.     The reference to "death" in Section 7, Plan I, Pacific Century Financial Corporation Director Stock Option Plan, shall be revised to refer to the phrase "death or Disability (as described in Section 8A below)".

        3.     The first sentence, Section 7, Plan II, Pacific Century Financial Corporation Restricted Share Plan, shall be removed and the following provisions shall be inserted in lieu thereof:

          The restrictions set forth in Section 3 above relating to the forfeiture or redemption of restricted shares and Section 4 above relating to the nontransferability of restricted shares shall lapse and no longer apply upon the earlier of (a) the expiration of the Restriction Period, (b) the death of the Director, (c) the cessation of service as a Director due to "Disability", (d) the occurrence of a "Change in Control" of the Company, or (e) the removal of the Director from office by stockholders without cause. A "Disability" shall mean disability as defined under the then existing insured disability income benefit program maintained by the Bank of Hawaii, regardless of whether the Director is covered under such program.

        4.     The references to "clause (b), (c), or (d) of Section 7 below" which are contained in Section 3, Plan II, Pacific Century Financial Corporation Restricted Share Plan, shall be revised to refer to "clause (b), (c), (d), or (e) of Section 7 below".

        To record the adoption of this amendment to the Program, Pacific Century Financial Corporation has executed this document this 24th day of October, 1997.

PACIFIC CENTURY FINANCIAL CORPORATION
By	/s/ LAWRENCE M. JOHNSON Its Chief Executive Officer
By	/s/ RICHARD J. DAHL Its President

RESOLUTIONS OF
THE BOARD OF DIRECTORS OF
PACIFIC CENTURY FINANCIAL CORPORATION

RE: APPROVAL OF AMENDMENT NO. 2001-1 TO THE PACIFIC CENTURY FINANCIAL CORPORATION DIRECTOR STOCK COMPENSATION PROGRAM

        WHEREAS, Pacific Century Financial Corporation (the "Corporation") maintains the Pacific Century Financial Corporation Director Stock Compensation Program (the "Program") for the purpose of enabling Directors of the Corporation or the Bank of Hawaii to acquire and retain a proprietary interest in the Corporation by ownership of common stock of the Corporation;

        WHEREAS, Article 7 of the Program provides that the Program may be amended at any time by action of the Corporation's Board of Directors; and

        WHEREAS, the Corporation desires to amend the Program for purposes of modifying the grant amounts for options and restricted shares.

        NOW, THEREFORE, BE IT RESOLVED THAT the Corporation hereby adopts Amendment No. 2001-1 to the Program, in the form substantially as attached hereto, effective as of the date of adoption.

        RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized and directed to take any and all actions necessary or desirable to carry out the intent of the foregoing resolutions.

        I, Cori C. Weston, hereby certify that I am the duly appointed Secretary of the Board of Directors of Pacific Century Financial Corporation, and that the above resolutions were adopted at a meeting of the Board of Directors of such Corporation held on April 27, 2001, at which meeting a quorum was at all times present and acting, and that said resolutions are still in full force and effect.

DATED:	April 27, 2001
BOARD OF DIRECTORS OF PACIFIC CENTURY FINANCIAL CORPORATION
By	/s/ CORI C. WESTON Its Secretary

AMENDMENT NO. 2001-1 TO
THE PACIFIC CENTURY FINANCIAL CORPORATION
DIRECTOR STOCK COMPENSATION PROGRAM

        In accordance with the provisions of its Article 7, the Pacific Century Financial Corporation Director Stock Compensation Program is amended effective as of the date of adoption of this Amendment 2001-1, as follows:

i) The following provision shall be added at the end of Section 2 of the Pacific Century Financial Corporation Director Stock Option Plan:

        Effective as of the 2001 annual meeting, in lieu of the formula grant amounts as described in the preceding sentence, the following formula grant amount shall apply: an option for the purchase of 3,000 shares to a Director who is a Director of either or both of the Company and the Bank of Hawaii. In addition to the above formula grants, the Committee may at its sole discretion designate the Directors to whom other options shall be granted and determine the amount of the options so granted.

ii) The following provision shall be added at the end of Section 2 of the Pacific Century Financial Corporation Director Restricted Share Plan:

        Effective as of the 2001 annual meeting, in lieu of the formula grant amount as described in the preceding sentence, the automatic grant shall be equal to 200 restricted shares, and the maximum aggregate limitation shall not apply. In addition to the above formula grants, the Committee may at its sole discretion designate the Directors to whom other restricted shares shall be granted and determine the amount of the restricted shares so granted.

QuickLinks

BANCORP HAWAII, INC. DIRECTOR STOCK COMPENSATION PROGRAM (EFFECTIVE AS OF JANUARY 1, 1996)